EX-FILING FEES

Calculation of Filing Fee Tables

F-1

(Form Type)

Satellogic Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(13)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share	416(a), 457(c)	32,761,801	(1)	$5.77	(2)	$189,035,597.54	0.0000927	$17,524
Fees to Be Paid	Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share	416(a), 457(g)	7,500,000	(3)	$10.00		$75,000,000.00	0.0000927	$6,953
Fees to Be Paid	Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share	416(a), 457(g)	533,333	(4)	$11.50		$6,133,329.50	0.0000927	$559
Fees to Be Paid	Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share	416(a), 457(g)	15,000,000	(5)	$15.00		$225,000,000.00	0.0000927	$20,858
Fees to Be Paid	Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share	416(a), 457(g)	2,500,000	(6)	$20.00		$50,000,000.00	0.0000927	$4,635
Fees to Be Paid	Equity	Warrants to purchase Class A Ordinary Shares	416(a) and Question 240.06	41,464,693	(7)	N/A		N/A	N/A	N/A	(8)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$545,168,927.04		$50,537

	Total Fees Previously Paid									$0

	Total Fee Offsets									$0

	Net Fee Due									$50,537

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered(12)	Form Type	File Number	Initial Effective Date
Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share(9)	15,931,360	(10)	$46	F-4	333-258764	November 12, 2021
Equity	Class A Ordinary Shares, with a nominal value of $0.0001 per share(9)	13,662,658	(11)	$54	F-4	333-258764	November 12, 2021

(1)

Consists of (i) up to 7,533,462, Class A ordinary shares (“Class A Ordinary Shares”) of Satellogic Inc. (“Satellogic”) issued to a limited number of qualified institutional buyers and institutional and individual accredited investors in a private placement pursuant to subscription agreements entered into in connection with the business combination by and among Satellogic, CF Acquisition Corp V (“CF V”), Nettar Group Inc. (“Nettar”) and certain other parties thereto (the “Business Combination”) inclusive of up to 1,716,692 additional Class A Ordinary Shares issued based on the stock price of the Class A Ordinary Shares prior to effectiveness of this registration statement as described herein; (ii) 1,500,000 Class A Ordinary Shares issued to CFAC Holdings V, LLC (“Sponsor”) pursuant to that certain Amended and Restated Forward Purchase Contract dated as of January 28, 2021 inclusive of up to 250,000 additional Class A Ordinary Shares issued based on the stock price of the Class A Ordinary Shares prior to effectiveness of this registration statement as described herein; (iii) up to 535,085 additional Class A Ordinary Shares issued to certain former security holders of Nettar based on the stock price of the Class A Ordinary Shares prior to effectiveness of this registration statement as described herein; (iv) 2,208,229 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory and other fees owed to them, inclusive of up to 150,000 additional shares issued based on the stock price of the Class A Ordinary Shares prior to effectiveness of this registration statement as described herein; (v) 985,026 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them inclusive of up to 197,005 additional shares issued based on the stock price of the Class A Ordinary Shares prior to effectiveness of this registration statement as described herein; and (vi) 20,000,000 Class A Ordinary Shares pursuant to a subscription agreement entered into with Liberty Strategic Capital (SATL) Holdings, LLC, all of which are being registered for resale pursuant to this registration statement.

(2)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Class A Ordinary Shares as reported on the Nasdaq Stock Market LLC on February 4, 2022.

(3)

Consists of Class A Ordinary Shares that may be issued upon the exercise of 7,500,000 Warrants, each such Warrant will entitle the holder to purchase one Class A Ordinary Share at a price of $10.00 per share (subject to adjustment).

(4)

Consists of Class A Ordinary Shares that may be issued upon the exercise of 533,333 Warrants, each such Warrant will entitle the holder to purchase one Class A Ordinary Share at a price of $11.50 per share (subject to adjustment).

(5)

Consists of Class A Ordinary Shares that may be issued upon the exercise of 15,000,000 Warrants, each such Warrant will entitle the holder to purchase one Class A Ordinary Share at a price of $15.00 per share (subject to adjustment).

(6)

Consists of Class A Ordinary Shares that may be issued upon the exercise of 2,500,000 Warrants, each such Warrant will entitle the holder to purchase one Class A Ordinary Share at a price of $20.00 per share (subject to adjustment).

(7)

Consists of the resale of (i) 533,333 Warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per Class A Ordinary Share (the $11.50 Warrants”), (ii) 5,000,000 Warrants to purchase Class A Ordinary Shares at an exercise price of $10.00 per Class A Ordinary Share (the “$10.00 Liberty Share Warrants”) and 2,500,000 Warrants to purchase Class A Ordinary Shares at an exercise price of $10.00 per Class A Ordinary Shares (the $10.00 Liberty Advisory Fee Warrants” and, together with the $10.00 Liberty Share Warrants, the “$10.00 Liberty Warrants”), (iii) 15,000,000 Warrants to purchase Class A Ordinary Shares at an exercise price of $15.00 per Class A Ordinary Share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 Warrants to purchase Class A Ordinary Shares at an exercise price of $20.00 per Class A Ordinary Share (the “PIPE Warrants”) and (v) a warrant to purchase 15,931,360 Class A Ordinary Shares at an exercise price of $2.51635975 per Class A Ordinary Share (the “Columbia Warrants” together with the $11.50 Warrants, the $10.00 Liberty Warrants, the $15.00 Liberty Warrants and the PIPE Warrants, the “Warrants”).

(8)

The Warrants and Class A Ordinary Shares of the registrant issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Warrants has been allocated to the Class A Ordinary Shares underlying such warrants and those Class A Ordinary Shares are included in the registration fee as calculated in footnotes (4), (5), (6) and (7) above.

(9)

These Class A Ordinary Shares issuable upon exercise of these Warrants were previously registered on a registration statement on Form F-4 (File No. 333-258764) (the “Prior Registration Statement”) on Form F-4 and are being transferred to this registration statement on Form F-1 pursuant to Rule 457(p).

(10)

Consists of Class A Ordinary Shares issuable upon exercise of the Columbia Warrant which were previously registered on the Prior Registration Statement and are being transferred to this registration statement on Form F-1 pursuant to Rule 457(p).

(11)

Consists of 13,662,658 Class A Ordinary Shares issuable upon conversion of Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) of which a certain number of shares is held in escrow and subject to forfeiture as described herein. These Class A Ordinary Shares issuable upon conversion of Class B Ordinary Shares described above were previously registered on the Prior Registration Statement and are being transferred to this registration statement on Form F-1 pursuant to Rule 457(p).

(12)

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus that also relates to securities that were registered by Prior Registration Statement and this registration statement constitutes a post-effective amendment to the Prior Registration Statement. A filing fee of $0.02 was previously paid in connection with registering offers and sales, pursuant to the Prior Registration Statement, of 29,594,018 Class A Ordinary Shares. Such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

(13)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional Ordinary Shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.